UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: May 21, 2013

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02.  Unregistered Sales of Equity Securities.

On March 11, 2013, the Company and Sillerman Investment Company II LLC (“SIC II”), an affiliate of the Company’s Executive Chairman and Chief Executive Officer, entered into an amended and restated line of credit (the “New $25,000,000 Line of Credit”) to the Company, pursuant to which the Company may, from time to time, draw on the New $25,000,000 Line of Credit in amounts of no less than $1,000,000.  On May 21, 2013, the Company drew $4,000,000 under the New $25,000,000 Line of Credit.

In accordance with the terms of the New $25,000,000 Line of Credit, the Company issued to SIC II in connection with such draw warrants to purchase 4,000,000 shares of the Company’s Common Stock, par value $0.001 per share (the "Guarantee Warrant").  These warrants shall be exercisable at a price of $1.00 per share and shall expire five (5) years after issuance.

The Board of Directors also approved for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the transaction and the issuance of the warrants for purposes of securing an exemption for such acquisition of all such warrants and the shares into which they may be converted by SIC II.  As approved by the Board of Directors, SIC II is a director of the Company by deputization for purposes of securing an exemption for these transactions from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

        The warrants were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

The foregoing descriptions of the New $25,000,000 Line of Credit and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the description thereof in the Company’s Current Report on Form 8-K as filed with the SEC on March 15, 2013 and to the form of New $25,000,000 Line of Credit and Guarantee Warrant attached thereto as Exhibits 10.3 and 10.2, respectively, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 1, 2013, the Board of Directors of Viggle Inc. (the “Company”) unanimously approved the election of Michael Meyer as a member of the Board of Directors.  Mr. Meyer was recommended by the Nominating and Corporate Governance Committee of the Company's Board of Directors.  The Board of Directors also unanimously approved the election of Michael Meyer as Chair of the Company’s Audit Committee.

Joseph F. Rascoff has stepped down from his position as Chair of the Company’s Audit Committee.  Mr. Rascoff is no longer considered an “independent” director (as defined in the Company’s Charter for the Board of Directors’ Audit Committee, and by applicable rules of The NASDAQ Global Market and the Securities and Exchange Commission relating thereto), as a result of his proposed employment by SFX Entertainment Inc. (“SFX”), a company controlled by the Company’s Executive Chairman and Chief Executive Officer, Robert F.X. Sillerman.  Mr. Rascoff will remain a member of the Company’s Board of Directors.

Mr. Meyer is the founding partner of 17 Broad LLC, a diversified investment vehicle and securities consulting firm. Prior to founding 17 Broad, from 2002 to 2007, Mr. Meyer served as Managing Director and Head of Credit Sales and Trading for Bank of America. Prior to that, Mr. Meyer spent four years as the Head of High Grade Credit Sales and Trading for UBS.  The Board of Directors selected Mr. Meyer to serve as a director because the Board of Directors believes his experience in financial planning and debt issues will benefit the Company.  Mr. Meyer is a member of the Board of Directors and Chair of the Audit Committee of Circle Entertainment Inc. (“Circle”).  Robert F.X. Sillerman, the Company’s Executive Chairman, is a member of the Board of Directors and a principal shareholder in Circle.  Mitchell J. Nelson, the Company’s Executive Vice President and Secretary, serves as Executive Vice President, General Counsel, and Secretary of Circle.  Mr. Meyer is also a member of the Board of Directors and Chair of the Audit Committee of SFX.

As a non-employee director of the Company, Mr. Meyer will receive the same compensation paid to all non-employee directors of the Company.

There are no arrangements or understandings between Mr. Meyer and any other person pursuant to which he was selected as a director.  There are no transactions between Mr. Meyer and the Company of the type required to be disclosed pursuant Item 404(a) of Regulation S-K.  Mr. Meyer is an "independent" director (as defined in the Company’s Charter for the Board of Directors’ Audit Committee, and by applicable rules of The NASDAQ Global Market and the Securities and Exchange Commission relating thereto).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: May 28, 2013	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

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